Exhibit 99.1

N E W S  from Summit Bancshares, Inc.

For Immediate Release	For Information Contact:
October 17, 2005	Bob G. Scott, COO
(817) 877-2660

SUMMIT BANCSHARES REPORTS
THIRD QUARTER 2005 EARNINGS

Fort Worth, Texas - Summit Bancshares, Inc. (NASDAQ: SBIT), a community-oriented bank holding company in Fort Worth, reported third quarter earnings today.  Philip E. Norwood, Chairman, President and Chief Executive Officer stated, “I am pleased to report a positive increase in earnings per diluted share of 22.7% for the third quarter over earnings per share for the same quarter of last year.  The greatest contributor to the increase in earnings is a 14.1% increase in net interest income, which was aided by an increase in net interest margin and an increase in earnings assets.”

He further stated, “We are very fortunate to be operating in a robust economic environment and have such a strong position in an expanding Fort Worth/Tarrant County market.”

Results of Operations — All prior period per share data has been restated for the two-for-one stock split that was effective December 31, 2004.

For the quarter ended September 30, 2005, net income was $3,456,000 compared to $2,796,000 for the same period in 2004.  Net income per diluted share was $0.27 for the three months ended September 30, 2005, compared to $0.22 for the three months ended September 30, 2004.  Return on average assets and return on average shareholders’ equity for the third quarter of 2005 were 1.32% and 17.34%, respectively.  The Company’s average shareholders’ equity-to-assets ratio was 7.6% for the quarter ended September 30, 2005.

Net income for the nine months ended September 30, 2005 was $9,660,000, or $.76 per diluted share, compared to $7,843,000, or $.62 per diluted share, for the same period last year.  Return on average assets and return on average shareholders’ equity for the nine months ended September 30, 2005 were 1.27% and 16.75%, respectively.

Financial Results

Net interest income (tax equivalent) for the third quarter of 2005 was $11.3 million compared to $9.9 million in the third quarter of last year, a 14.1% increase.  Since the Company believes it is somewhat more sensitive to market interest rate changes than other community banks due to its heavier commercial lending focus, the net interest margin increased from 4.29% for the third quarter of the prior year to 4.58% for the third quarter of this year.  Since late June 2004, the Federal Reserve has increased the target rate for Federal Funds by 275 basis points from 1.00% to 3.75%.  During this same period, the prime lending rate has increased from 4.00% to 6.75%.  The average prime lending rate increased from 4.42% for the third quarter of 2004 to 6.43% for the third quarter of 2005, an increase of 201 basis points.  A portion of this increase in the prime lending rate is reflected in a 93 basis point increase in the Company’s yield on earning assets and a 110 basis point increase in the yield on loans between the third quarter of 2004 and the third quarter of 2005.  The portion of the loan portfolio that has fixed rates and the investment securities portfolio, which also has fixed rates, accounted for the earnings asset yield not reflecting a greater portion of the referenced prime rate increase.  The cost of interest bearing liabilities increased from 1.49% for the third quarter of last year to 2.38% for the third quarter of this year, an 89 basis point increase, which also reflected the increase in market interest rates referenced above.

If market interest rates continue to rise, the Company believes that its current asset sensitive position will enhance earnings growth (assuming deposit rates do not increase faster than interest rates on earning assets).  Furthermore, the Company believes that continued market increases will have a positive impact on net interest income for that portion of earning assets supported by the Company’s non-interest bearing deposits and shareholders’ equity.

The net interest margin did not increase as much in the third quarter as the Company expected due to higher funding costs which were driven by competitive pressures in the market.

Non-interest income increased $35,000 for the third quarter of 2005 compared to the same quarter of the prior year.   This increase included a gain of $247,000 on the sale of land previously held for expansion in the third quarter of 2005.  In comparison, there was a gain of $176,000 on sale of student loans during the third quarter of 2004.  In addition, increases were experienced in the third quarter of this year compared to third quarter of last year due to the acquisition in March 2005 of the investment group Dignum Financial Services and in merchant card and debit card activity.  There was a decrease in service charges on deposits, primarily due to higher interest earning credits paid on commercial deposit accounts that are under account analysis for charges.

Non-interest expenses for the third quarter increased $528,000 over the same quarter of the previous year.  This increase includes the impacts of: (a) the inclusion in the third quarter of 2005 of the expenses of Dignum Financial Services; (b) the expenses incurred in the new Hulen Motor Bank facility and the permanent office for the Euless Branch, both of which were occupied in the fourth quarter of 2004; and (c) certain staff additions to support the Company’s continued growth.  These increases were partially offset by reduced expenses compared to the third quarter of the prior year for compliance with Sarbanes Oxley regulatory requirements.

The provision for loan losses was $315,000 at the third quarter of 2005 compared to $495,000 recorded in 2004.  In the third quarter the Company had net recoveries of previously charged-off loans of $18,000.  The Allowance for Loan Losses as a percent of outstanding loans was 1.48% (or 1.52% when loans are reflected net of the guaranteed portion of SBA loans and student guaranteed loans) at September 30, 2005 as compared to 1.46% at the end of the third quarter of 2004.  For the first nine months of 2005, the Company recorded net recoveries of $179,000.

Non-performing assets totaled $7.2 million, or 0.95% ($2.2 million of which was categorized as 90 days past due but accruing) of loans and foreclosed assets, at September 30, 2005, compared to $4.8 million, or .70% at September 30, 2004.  The Allowance for Loan Losses was 155% of non-performing loans at September 30, 2005.  The Company believes that it continues to maintain positive measures of asset quality.

The Company’s loans were $754 million at September 30, 2005, an increase of $64 million, or 9.3%, from September 30, 2004.  Deposits increased over the past year from $792 million at September 30, 2004 to $866 million at September 30, 2005, an increase of $75 million, or 9.4%.  Shareholders’ equity at September 30, 2005 was $79.7 million, an increase of $6.2 million, or 8.4% from a year ago.

The Company will host a conference call Tuesday, October 18, 2005 at 10:30 a.m. (CT).  To access the live call, please call (800) 481-7713 and enter confirmation code 8740000.  A toll free replay of the call will be available for two weeks beginning October 18, 2005 at 3:00 p.m. (CT) through midnight, November 1, 2005.  You may access this replay by calling (888) 203-1112 and entering confirmation code 8740000.  Additional information regarding the Company is available on the Company’s website at www.summitbank.net.

Certain statements contained in this press release that are not historical in nature, including statements regarding the Company’s and/or management’s intentions, strategies, beliefs, expectations, representations, plans, projections, or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions for forward-looking statements contain in such Act.  We are including this statement for purposes of invoking these safe harbor provisions.  Forward-looking statements are based on assumptions involving certain known and unknown risks and uncertainties, many of which are beyond the Company’s control, and the other important factors that could cause actual results, performance or achievements to differ materially from the expectations expressed or implied by such forward-looking statements.  These risks and uncertainties are listed from time to time in the Company’s filings with the Securities and Exchange Commission, including but not limited to, those set forth under the heading “Factors That May Affect Future Results” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Summit Bancshares, Inc. • 3880 Hulen, Ste. 300 • Fort Worth, Texas 76107
Telephone (817) 336-6817 • FAX (817) 877-2672 • Web Site: www.summitbank.net

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands, except per share data)

	Quarter Ended September 30,			Nine Months Ended September 30,
			% Change			% Change
EARNINGS SUMMARY	2005	2004		2005	2004

Interest income	$15,476	$12,361	25.2%	$43,227	$33,862	27.7%
Interest expense	4,263	2,533	68.3%	11,059	6,723	64.5%

Net interest income	11,213	9,828	14.1%	32,168	27,139	18.5%
Provision for loan losses	315	495	-36.4%	765	1,500	-49.0%
Service charges on deposits	992	1,180	-15.9%	2,964	3,164	-6.3%
Gain on sale of investment securities	—	32	-100.0%	—	32	-100.0%
Other income	1,184	929	27.4%	3,127	2,235	39.9%
Salaries and benefits expense	4,579	4,029	13.7%	13,296	11,169	19.0%
Occupancy and equipment expense	1,311	1,180	11.1%	3,744	3,230	15.9%
Other expense	1,747	1,900	-8.1%	5,407	4,590	17.8%

Earnings before income taxes	5,437	4,365	24.6%	15,047	12,081	24.6%
Provision for income taxes	1,981	1,569	26.3%	5,387	4,238	27.1%

Net earnings	$3,456	$2,796	23.6%	$9,660	$7,843	23.2%

Basic earnings per share	$0.28	$0.23	21.7%	$0.78	$0.64	21.9%

Basic weighted average shares outstanding	12,420	12,332		12,405	12,319
Diluted earnings per share	$0.27	$0.22	22.7%	$0.76	$0.62	22.6%

Diluted weighted average shares outstanding	12,664	12,670		12,705	12,667

	Average for Quarter Ended

BALANCE SHEET SUMMARY	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004	September 30, 2004

Total loans	$735,109	$723,535	$706,902	$694,177	$678,915
Total investment securities	226,441	216,825	220,161	226,530	218,831
Earning assets	974,844	945,251	932,258	924,557	914,595
Total assets	1,038,628	1,007,680	993,154	984,814	976,911
Noninterest bearing deposits	242,849	239,127	225,519	235,846	226,462
Interest bearing deposits	590,390	558,905	559,853	560,341	557,329
Total deposits	833,239	798,032	785,372	796,187	783,791
Other borrowings	121,435	128,684	128,174	109,713	118,083
Shareholders’ equity	79,053	76,575	75,602	74,543	71,038

	Average for Nine Months Ended September 30,
			% Change
BALANCE SHEET SUMMARY	2005	2004

Total loans	$721,952	$632,076	14.2%
Total investment securities	221,165	201,327	9.9%
Earning assets	950,940	851,216	11.7%
Total assets	1,013,320	903,851	12.1%
Noninterest bearing deposits	235,896	204,638	15.3%
Interest bearing deposits	569,827	511,333	11.4%
Total deposits	805,723	715,971	12.5%
Other borrowings	126,073	113,559	11.0%
Shareholders’ equity	77,089	70,581	9.2%

	Ending Balance

BALANCE SHEET SUMMARY	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004	September 30, 2004

Total loans	$754,153	$721,161	$716,714	$702,619	$689,906
Total investment securities	236,544	214,750	214,222	223,351	219,264
Total earning assets	1,006,368	945,661	939,934	930,990	928,638
Allowance for loan losses	(11,131)	(10,798)	(10,519)	(10,187)	(10,079)
Premises and equipment	15,620	15,563	15,462	15,749	15,643
Total assets	1,074,261	1,008,475	999,914	989,117	990,406
Noninterest bearing deposits	258,644	241,643	232,556	235,399	232,586
Interest bearing deposits	607,384	562,846	565,002	556,865	558,938
Total deposits	866,028	804,489	797,558	792,264	791,524
Other borrowings	123,892	122,203	124,007	118,094	121,355
Total liabilities	994,534	930,891	925,477	914,627	916,858
Shareholders’ equity	79,727	77,584	74,437	74,490	73,548

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

NONPERFORMING ASSETS	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004	September 30, 2004

Nonaccrual loans	$4,989	$3,372	$3,294	$2,587	$2,545
Restructured loans	—	—	—	—	—
Other real estate & foreclosed assets	—	—	—	—	4

Total nonperforming assets	$4,989	$3,372	$3,294	$2,587	$2,549

Total nonperforming assets as a percentage of loans and foreclosed assets	0.66%	0.47%	0.46%	0.37%	0.37%

Accruing loans past due 90 days or more	$2,178	$36	$—	$18	$2,300

	Quarter Ended

ALLOWANCE FOR LOAN LOSSES	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004	September 30, 2004

Balance at beginning of period	$10,798	$10,519	$10,187	$10,079	$9,844
Loans charged off	(25)	(147)	(84)	(293)	(415)
Loan recoveries	43	201	191	111	155

Net (charge-offs) recoveries	18	54	107	(182)	(260)
Provision for loan losses	315	225	225	290	495

Balance at end of period	$11,131	$10,798	$10,519	$10,187	$10,079

Allowance for loan losses as a percentage of total loans	1.48%	1.50%	1.47%	1.45%	1.46%

Allowance for loan losses as a percentage of nonperforming loans	223.11%	320.23%	319.34%	393.78%	395.41%

Net charge-offs (recoveries) as a percentage of average loans	0.00%	-0.01%	-0.02%	0.03%	0.04%

Provision for loan losses as a percentage of average loans	0.04%	0.03%	0.03%	0.04%	0.07%

	Quarter Ended

SELECTED RATIOS	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004	September 30, 2004

Return on average assets (annualized)	1.32%	1.27%	1.23%	1.18%	1.14%

Return on average equity (annualized)	17.34%	16.71%	16.16%	15.58%	15.66%

Average shareholders’ equity to average assets	7.61%	7.60%	7.63%	7.57%	7.27%

Yield on earning assets	6.32%	6.12%	5.83%	5.61%	5.39%

Cost of interest bearing funds	2.38%	2.13%	1.85%	1.65%	1.49%

Net interest margin (tax equivalent)	4.58%	4.57%	4.47%	4.41%	4.29%

Efficiency ratio	56.84%	59.07%	59.69%	59.71%	59.23%

End of period book value per common share	$6.41	$6.25	$6.01	$6.03	$5.96

End of period common shares outstanding	12,429	12,421	12,390	12,359	12,334

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

	Three Months Ended

	September 30, 2005			September 30, 2004

YIELD ANALYSIS	Average Balance	Interest	Yield	Average Balance	Interest	Yield

Interest Earning Assets:
Federal funds sold & due from time	$13,294	$114	3.40%	$16,849	$51	1.21%
Investment securities (taxable)	216,541	2,073	3.83%	211,298	1,939	3.67%
Investment securities (tax-exempt)	9,900	133	5.37%	7,533	113	5.98%
Loans	735,109	13,203	7.13%	678,915	10,297	6.03%

Total Interest Earning Assets	974,844	15,523	6.32%	914,595	12,400	5.39%
Noninterest Earning Assets:
Cash and due from banks	30,876			31,213
Other assets	43,824			41,022
Allowance for loan losses	(10,916)			(9,919)

Total Noninterest Earning Assets	63,784			62,316

Total Assets	$1,038,628			$976,911

Interest Bearing Liabilities:
Transaction and money market accounts	$232,640	886	1.51%	$253,642	672	1.05%
Savings deposits	173,539	866	1.98%	154,980	462	1.19%
Certificates and other time deposits	184,211	1,433	3.09%	148,707	862	2.31%
Other borrowings	121,435	1,078	3.52%	118,083	537	1.81%

Total Interest Bearing Liabilities	711,825	4,263	2.38%	675,412	2,533	1.49%
Noninterest Bearing Liabilities:
Demand deposits	242,849			226,462
Other liabilities	4,901			3,999
Shareholders’ equity	79,053			71,038

Total Noninterest Bearing Liabilities	326,803			301,499

Total Liabilities and Shareholders’ Equity	$1,038,628			$976,911

Net Interest Income and Margin (tax equivalent)		$11,260	4.58%		$9,867	4.29%

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

	Nine Months Ended

	September 30, 2005			September 30, 2004

YIELD ANALYSIS	Average Balance	Interest	Yield	Average Balance	Interest	Yield

Interest Earning Assets:
Federal funds sold & due from time	$7,823	$181	3.09%	$17,813	$139	1.04%
Investment securities (taxable)	212,369	5,913	3.71%	194,295	5,435	3.73%
Investment securities (tax-exempt)	8,796	349	5.29%	7,032	291	5.51%
Loans	721,952	36,905	6.83%	632,076	28,102	5.94%

Total Interest Earning Assets	950,940	43,348	6.09%	851,216	33,967	5.33%
Noninterest Earning Assets:
Cash and due from banks	30,361			28,398
Other assets	42,663			33,314
Allowance for loan losses	(10,644)			(9,077)

Total Noninterest Earning Assets	62,380			52,635

Total Assets	$1,013,320			$903,851

Interest Bearing Liabilities:
Transaction and money market accounts	$233,203	2,400	1.38%	$229,841	1,827	1.06%
Savings deposits	168,002	2,206	1.76%	143,237	1,255	1.17%
Certificates and other time deposits	168,622	3,563	2.83%	138,255	2,392	2.31%
Other borrowings	126,073	2,890	3.06%	113,559	1,249	1.47%

Total Interest Bearing Liabilities	695,900	11,059	2.12%	624,892	6,723	1.44%
Noninterest Bearing Liabilities:
Demand deposits	235,896			204,638
Other liabilities	4,435			3,740
Shareholders’ equity	77,089			70,581

Total Noninterest Bearing Liabilities	317,420			278,959

Total Liabilities and Shareholders’ Equity	$1,013,320			$903,851

Net Interest Income and Margin (tax equivalent)		$32,289	4.54%		$27,244	4.28%

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands, except per share data)

LOAN PORTFOLIO	September 30, 2005%		September 30, 2004%

Commercial and industrial	$270,807	35.9%	$257,721	37.4%
Real estate:
Commercial	244,966	32.5%	198,796	28.8%
Residential	89,487	11.9%	81,318	11.8%
Construction and development	109,431	14.5%	111,641	16.2%
Consumer	39,462	5.2%	40,430	5.9%

Total loans (gross)	754,153	100.0%	689,906	100.0%
Unearned discounts	—	0.0%	—	0.0%

Total loans (net)	$754,153	100.0%	689,906	100.0%

REGULATORY CAPITAL DATA	September 30, 2005	September 30, 2004

Tier 1 Capital	$82,621	$74,338
Tier 1 Ratio	10.45%	9.99%
Total Capital (Tier 1 + Tier 2)	$92,520	$83,645
Total Capital Ratio	11.70%	11.25%
Total Risk-Adjusted Assets	$790,653	$743,810
Tier 1 Leverage Ratio	8.04%	7.69%

OTHER DATA	September 30, 2005	September 30, 2004

Full Time Equivalent Employees (FTE’s)	264	253
Stock Price Range (For the Quarter Ended):
High	$19.28	$16.63
Low	$17.16	$14.30
Close	$18.37	$16.63